AGREEMENT AND PLAN OF MERGER

                     DATED: JANUARY 20, 1998
                          BY AND BETWEEN
                  SAINT ANDREWS GOLF CORPORATION
                               AND
              LAS VEGAS DISCOUNT GOLF & TENNIS, INC.
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                        TABLE OF CONTENTS
                                                             Page
AGREEMENT AND PLAN OF MERGER . . . . . . . . . . . . . . . . . .1

  ARTICLE 1 - THE MERGER . . . . . . . . . . . . . . . . . . . .1

       1.1  Surviving Corporation. . . . . . . . . . . . . . . .1
       1.2  Articles of Incorporation. . . . . . . . . . . . . .1
       1.3  By-Laws. . . . . . . . . . . . . . . . . . . . . . .1
       1.4  Directors. . . . . . . . . . . . . . . . . . . . . .1
       1.5  Officers . . . . . . . . . . . . . . . . . . . . . .2
       1.6  Effective Time . . . . . . . . . . . . . . . . . . .2
       1.7  Additional Actions . . . . . . . . . . . . . . . . .2

  ARTICLE 2 - CONSIDERATION; CONVERSION OF SHARES. . . . . . . .2

       2.1  Merger Consideration . . . . . . . . . . . . . . . .2
       2.2  Conversion of Shares; Treatment of Warrants, Options
              and Convertible Securities . . . . . . . . . . . .3
       2.3  Cancellation of Certificates . . . . . . . . . . . .4
       2.4  No Fractional Securities . . . . . . . . . . . . . .5
       2.5  Closing. . . . . . . . . . . . . . . . . . . . . . .5

  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES WITH
    RESPECT TO LVDG. . . . . . . . . . . . . . . . . . . . . . .5

       3.1  Corporate Existence and Power; Qualification; Subsidiaries5
       3.2  Corporate and Governmental Authorization; Contravention6
       3.3  Capitalization . . . . . . . . . . . . . . . . . . .7
       3.4  Financial Statements of LVDG; Changes. . . . . . . .7
       3.5  No Undisclosed Liabilities . . . . . . . . . . . . .9
       3.6  Compliance with Laws . . . . . . . . . . . . . . . .9
       3.7  Tax Matters. . . . . . . . . . . . . . . . . . . . .9
       3.8  Title to Properties; Absence of Liens and Encumbrances,
                  Etc. . . . . . . . . . . . . . . . . . . . . 10
       3.9  Facilities . . . . . . . . . . . . . . . . . . . . 10
       3.10 Condition of Facilities, Equipment, Etc. . . . . . 10
       3.11 Insurance. . . . . . . . . . . . . . . . . . . . . 11
       3.12 Agreements, Plans, Arrangements, Etc.. . . . . . . 11
       3.13 Intellectual Properties. . . . . . . . . . . . . . 12
       3.14 Permits, License, Etc. . . . . . . . . . . . . . . 13
       3.15 Litigation . . . . . . . . . . . . . . . . . . . . 13
       3.16 Accounts and Notes Receivable. . . . . . . . . . . 13
       3.17 No Interest in Competitors, Etc. . . . . . . . . . 13
       3.18 Books and Records. . . . . . . . . . . . . . . . . 14
       3.19 Employees, Labor Relations, Etc. . . . . . . . . . 14
       3.20 Employee Benefit Plans, Etc. . . . . . . . . . . . 15
       3.21 SEC Filings. . . . . . . . . . . . . . . . . . . . 15
       3.22 Information. . . . . . . . . . . . . . . . . . . . 15

  ARTICLE 4 - REPRESENTATIONS AND WARRANTIES WITH
    RESPECT TO SAGC. . . . . . . . . . . . . . . . . . . . . . 16

       4.1  Corporate Existence and Power; Qualification; Subsidiaries16
       4.2  Corporate and Governmental Authorization; Contravention17
       4.3  Capitalization . . . . . . . . . . . . . . . . . . 17
       4.4  Financial Statements of SAGC; Changes. . . . . . . 18
       4.5  No Undisclosed Liabilities . . . . . . . . . . . . 20
       4.6  Compliance with Laws . . . . . . . . . . . . . . . 20
       4.7  Tax Matters. . . . . . . . . . . . . . . . . . . . 20
       4.8  Title to Properties; Absence of Liens and
            Encumbrances, Etc. . . . . . . . . . . . . . . . . 20
       4.9  Facilities . . . . . . . . . . . . . . . . . . . . 21
       4.10 Condition of Facilities, Equipment, Etc. . . . . . 21
       4.11 Insurance. . . . . . . . . . . . . . . . . . . . . 21
       4.12 Agreements, Plans, Arrangements, Etc.. . . . . . . 21
       4.13 Intellectual Properties. . . . . . . . . . . . . . 22
       4.14 Permits, License, Etc. . . . . . . . . . . . . . . 23
       4.15 Litigation . . . . . . . . . . . . . . . . . . . . 23
       4.16 Accounts and Notes Receivable. . . . . . . . . . . 23
       4.17 No Interest in Competitors, Etc. . . . . . . . . . 23
       4.18 Books and Records. . . . . . . . . . . . . . . . . 24
       4.19 Employees, Labor Relations, Etc. . . . . . . . . . 24
       4.20 Employee Benefit Plans, Etc. . . . . . . . . . . . 25
       4.21 SEC Filings. . . . . . . . . . . . . . . . . . . . 25
       4.22 Information. . . . . . . . . . . . . . . . . . . . 26

  ARTICLE 5 - CONDUCT OF BUSINESS OF LVDG AND SAGC PRIOR
   TO THE EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . 26

       5.1  Conduct of Business of LVDG. . . . . . . . . . . . 26
       5.2  Conduct of Business of SAGC. . . . . . . . . . . . 27

  ARTICLE 6 - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . 29

       6.1  Access to Properties and Records . . . . . . . . . 29
       6.2  Registration Statement . . . . . . . . . . . . . . 29
       6.3  Stockholders' Approvals. . . . . . . . . . . . . . 29
       6.4  Affiliates' Letters. . . . . . . . . . . . . . . . 30
       6.5  Reasonable Efforts; Etc. . . . . . . . . . . . . . 30
       6.6  Material Events. . . . . . . . . . . . . . . . . . 30
       6.7  Tax Consequences . . . . . . . . . . . . . . . . . 30
       6.8  Fair Price Statute . . . . . . . . . . . . . . . . 31
       6.9  Indemnification. . . . . . . . . . . . . . . . . . 31
       6.10 Quarterly Financial Statements . . . . . . . . . . 31

  ARTICLE 7 - CONDITIONS TO THE OBLIGATIONS OF LVDG. . . . . . 32

       7.1  Representations and Warranties True. . . . . . . . 32
       7.2  Performance. . . . . . . . . . . . . . . . . . . . 32
       7.3  Authorization of Merger. . . . . . . . . . . . . . 32
       7.4  Registration Statement; Blue Sky Laws. . . . . . . 32
       7.5  Affiliates Letters . . . . . . . . . . . . . . . . 32
       7.6  Restrictive Legends. . . . . . . . . . . . . . . . 32
       7.7  Absence of Litigation. . . . . . . . . . . . . . . 33
       7.8  Opinion of Counsel . . . . . . . . . . . . . . . . 33
       7.9  Appraisal Rights . . . . . . . . . . . . . . . . . 33
       7.10 Articles of Merger . . . . . . . . . . . . . . . . 33
       7.11 Consents . . . . . . . . . . . . . . . . . . . . . 33

  ARTICLE 8 - CONDITIONS TO THE OBLIGATIONS OF SAGC. . . . . . 33

       8.1  Representations and Warranties True. . . . . . . . 34
       8.2  Performance. . . . . . . . . . . . . . . . . . . . 34
       8.3  Authorization of Merger. . . . . . . . . . . . . . 34
       8.4  Registration Statement; Blue Sky Laws. . . . . . . 34
       8.5  Absence of Litigation. . . . . . . . . . . . . . . 34
       8.6  Opinion of Counsel . . . . . . . . . . . . . . . . 34
       8.7  Tax Opinion. . . . . . . . . . . . . . . . . . . . 35
       8.8  Articles of Merger . . . . . . . . . . . . . . . . 35
       8.9  Consents . . . . . . . . . . . . . . . . . . . . . 35
       8.10 Inclusion on NASDAQ System . . . . . . . . . . . . 35

  ARTICLE 9 - TERMINATION. . . . . . . . . . . . . . . . . . . 35

       9.1  Termination. . . . . . . . . . . . . . . . . . . . 35
       9.2  Notice of Termination. . . . . . . . . . . . . . . 35
       9.3  Effect of Termination. . . . . . . . . . . . . . . 36

  ARTICLE 10 - MISCELLANEOUS PROVISION . . . . . . . . . . . . 36

       10.1 Amendment. . . . . . . . . . . . . . . . . . . . . 36
       10.2 Waiver of Compliance . . . . . . . . . . . . . . . 36
       10.3 Notices. . . . . . . . . . . . . . . . . . . . . . 36
       10.4 Assignment . . . . . . . . . . . . . . . . . . . . 37
       10.5 No Third Party Beneficiaries . . . . . . . . . . . 37
       10.6 Expenses . . . . . . . . . . . . . . . . . . . . . 37
       10.7 Public Announcements . . . . . . . . . . . . . . . 37
       10.8 Brokers and Finders. . . . . . . . . . . . . . . . 38
       10.9 Further Agreements . . . . . . . . . . . . . . . . 38
       10.10     Counterparts. . . . . . . . . . . . . . . . . 38
       10.11     Entire Agreement. . . . . . . . . . . . . . . 38
       10.12     Governing Law . . . . . . . . . . . . . . . . 38
       10.13     Descriptive Headings. . . . . . . . . . . . . 39
       10.14     Specific Performance. . . . . . . . . . . . . 39

  Signatures . . . . . . . . . . . . . . . . . . . . . . . . . 39

SCHEDULES

 1.4   List of Directors of Surviving Corporation
 1.5   List of Officers of Surviving Corporation
 3.1   List of LVDG Subsidiaries
 3.2   LVDG - Authorizations Required
 3.3   LVDG - Schedule of Outstanding Options, Warrants and Other Rights
 3.4   LVDG - Changes in Financial Condition
 3.5   LVDG - Undisclosed Liabilities
 3.7   LVDG - Tax  Matters
 3.8   LVDG - Real Property
 3.9   LVDG - Facilities
 3.11  LVDG - Insurance Policies
 3.12  LVDG - Agreements
 3.13  LVDG - Intellectual Properties
 3.14  LVDG - Permits
 3.15  LVDG - Litigation
 3.17  LVDG - Transactions with Affiliates
 3.20  LVDG - Employee Benefit Plans
 4.1   List of SAGC Subsidiaries
 4.2   SAGC - Authorizations Required
 4.3   SAGC - Schedule of Outstanding Options, Warrants and Other Rights
 4.4   SAGC - Changes in Financial Condition
 4.5   SAGC - Undisclosed Liabilities
 4.7   SAGC - Tax  Matters
 4.9   SAGC - Facilities
 4.11  SAGC - Insurance Policies
 4.12  SAGC - Agreements
 4.13  SAGC - Intellectual Properties
 4.14  SAGC - Permits
 4.15  SAGC - Litigation
 4.17  SAGC - Transactions with Affiliates
 4.20  SAGC - Employee Benefit Plans

                   AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated as of January 20, 1998, by and among Saint Andrews Golf Corporation, a corporation organized under the laws of the State of Nevada ("SAGC"), and Las Vegas Discount Golf & Tennis, Inc., a corporation organized under the laws of the State of Colorado ("LVDG").

  WHEREAS, the respective Boards of Directors of SAGC and LVDG have approved the merger of SAGC with and into LVDG (the "Merger"), pursuant to which LVDG will be the surviving corporation and the holders of SAGC Common Stock and Preferred Stock (as herein defined) will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                            ARTICLE 1
                            THE MERGER

  1.1 Surviving Corporation. In accordance with the provisions of this Agreement, the Nevada General Corporation Law (the "Nevada Act") and the Colorado Business Corporation Act (the "Colorado Act"), at the Effective Time (as that term is hereinafter defined in Section 1.6 hereof) SAGC shall be merged with and into LVDG, with LVDG being the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"). At the Effective Time, the separate existence of SAGC shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Colorado. Without limiting the generality of the foregoing, from and after the Effective Time the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of LVDG and SAGC, and the Merger shall have all of the effects provided for in the Nevada Act and the Colorado Act.

  1.2 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of LVDG as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

  1.3 By-Laws. At the Effective Time, the By-Laws of LVDG as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

  1.4 Directors. On and after the Effective Time, the directors of the Surviving Corporation shall be those persons who are listed on Schedule 1.4, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

  1.5 Officers. On and after the Effective Time, the officers of the Surviving Corporation shall be those persons who are listed on Schedule 1.5, each to hold the office(s) set forth opposite their respective names on such Schedule, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, respectively, or as otherwise provided by law.

  1.6 Effective Time. As soon as practicable following the Closing (as that term is hereinafter defined in Section 2.5 hereof), Articles of Merger or any similar document required by state law to effect the Merger (the "Certificates of Merger") shall be filed with the Secretaries of State of the States of Colorado and Nevada. The Merger shall become effective upon the filing of the last of such certificates. The time when the Merger shall become effective is herein referred to as the "Effective Time."

  1.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of SAGC acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement (including, but not limited to, any applications which may be required in order to allow the Surviving Corporation to transact business in any jurisdiction), the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of SAGC, all such deeds, bills of sale, assignment and assurances and to do, in the name and on behalf of SAGC, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                            ARTICLE 2
               CONSIDERATION; CONVERSION OF SHARES

  2.1 Merger Consideration. Except as set forth in Sections 2.2(b) and 2.2(f) hereof, the consideration payable in the Merger to holders of shares of SAGC Common Stock, $.001 par value per share ("SAGC Common Stock"), and to the holders of warrants, options, convertible securities and other rights to purchase SAGC Common Stock upon exercise or conversion of the same, shall consist solely of shares of Common Stock, no par value, of LVDG ("LVDG Common Stock"), such shares of LVDG Common Stock to have such rights as are set forth in the Articles of Incorporation of LVDG and to be issuable in accordance with the terms of this Agreement. Except as set forth in Section 2.2(g) hereof, the holders of shares of LVDG Common Stock shall continue to hold such shares, and the holders of warrants, options, convertible securities and other rights to purchase LVDG Common Stock will not be affected by the Merger.

  2.2  Conversion of Shares; Treatment of Warrants, Options, and
Convertible Securities.

       (a)  Subject to Section 2.4 hereof, each share of SAGC Common
Stock issued and outstanding as of the Effective Time (other than SAGC Dissenting Shares, as that term is hereinafter defined in Section 2.2(e) below) shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into 2.4 shares of LVDG Common Stock.

       (b) Subject to Section 2.4 hereof, each share of SAGC Series A Convertible Preferred Stock (other than SAGC Dissenting Shares as that term is defined in Section 2.2(e) below) shall by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into 2.4 shares of LVDG Series B Convertible Preferred Stock.

       (c)(i) Each warrant to acquire shares of SAGC Common Stock (a "Warrant") that is outstanding and unexercised at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, automatically be deemed to be exercisable for that number of shares of LVDG Common Stock the holder of such Warrant would have received in the Merger pursuant to Section 2.2(a) had such holder exercised such Warrant in full immediately prior to the Effective Time, and the price per share of LVDG Common Stock issuable after the Effective Time upon exercise of such Warrant shall equal the product of the price per share of SAGC Common Stock under such Warrant as in effect prior to the Effective Time multiplied by .416667.

            (ii) Each option to acquire shares of SAGC Common Stock issued, or agreed or committed to be issued, under any stock option plan of SAGC or otherwise (an "Option") that is outstanding and unexercised at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, and subject to the other terms and conditions thereof, automatically be assumed by LVDG and shall be exercisable for that number of shares of LVDG Common Stock the holder of such Option would have received in the Merger pursuant to Section 2.2(a) had such holder exercised such Option in full (assuming, for the purpose of this calculation only, that there is no limitation on the vesting of the right to exercise such Option) immediately prior to the Effective Time, and the price per share of LVDG Common Stock issuable after the Effective Time upon exercise of such Option shall equal the product of the price per share of SAGC Common Stock under such Option as in effect prior to the Effective Time multiplied by .416667. Any term or condition respecting the vesting of the right to exercise such Option shall remain unaffected by the Merger; provided, however, that any period during which the holder of such Option shall have served as an employee or consultant, as the case may be, of SAGC prior to the Merger shall be counted toward determining the vesting of the right to exercise such Option after the Effective Time.

            (iii) The SAGC Warrants and Options are hereinafter referred to collectively as the "SAGC Derivative Securities." Except as provided in clauses (i) and (ii) above, the terms and conditions of the SAGC Derivative Securities in effect prior to the Effective Time shall continue in effect after the Effective Time.

       (d) Each share of SAGC Common Stock held in the SAGC treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration thereof.

       (e) Each share of SAGC Common Stock held by LVDG at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without payment of any consideration therefor.

       (f) Notwithstanding the foregoing, any shares of SAGC Common or Preferred Stock issued and outstanding immediately prior to the Effective Time which are held by shareholders of SAGC who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of
Section 92A.300 through 92A.500 of the Nevada Act (the "SAGC Dissenting Shares") shall not be converted into shares of LVDG Common or Preferred Stock in the manner contemplated by Sections 2.2(a) and (b) above, and the rights of holders of SAGC Dissenting Shares shall be governed by the provisions of the Nevada Act.

       (g)  Notwithstanding the foregoing, any shares of LVDG Common
Stock issued and outstanding immediately prior to the Effective Time which are held by shareholders of LVDG who have not voted such shares in favor of the Merger and who have complied with all other relevant provisions of Article 113 of the Colorado Act (the "LVDG Dissenting Shares") shall be governed by the provisions of the Colorado Act.

  2.3 Cancellation of Certificates. As promptly as is practicable after the Effective Time, LVDG shall designate a bank or trust company (the "Exchange Agent") to act as exchange agent in effecting the exchange of certificates representing SAGC Common and Preferred Stock (other than SAGC Dissenting Shares) for certificates representing the shares of LVDG Common or Preferred Stock into which such shares of SAGC Common and Preferred Stock have been converted. The Exchange Agent shall send a letter of transmittal to the holders of SAGC Common and Preferred Stock offering to exchange the certificates representing such SAGC Common and Preferred Stock for certificates representing shares of LVDG Common or Preferred Stock, respectively. Notwithstanding the foregoing, from and after the Effective Time, all such outstanding shares of SAGC Common and Preferred Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. From and after the Effective Time, each certificate or instrument which prior to the Effective Time represented shares of SAGC Common Stock, SAGC Preferred Stock or SAGC Derivative Securities, as applicable, shall be deemed to represent only the right to receive the certificates of LVDG Common Stock or the right to acquire shares of LVDG Common Stock contemplated by Section 2.2 hereof, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of SAGC Common and Preferred Stock formerly represented thereby, except as otherwise provided by law.

  2.4  No Fractional Securities.  No fractional shares of LVDG Common
Stock shall be issuable by LVDG upon the conversion of shares of SAGC Common or Preferred Stock in the Merger pursuant to Section 2.2(a) hereof or upon exercise or conversion of any SAGC Derivative Security. In lieu of any fractional share of LVDG Common Stock which would otherwise be issuable upon conversion of any shares of SAGC Common Stock or exercise or conversion of any SAGC Derivative Security, LVDG shall issue one full share of LVDG Common Stock.

  2.5 Closing. Subject to Section 9.1(b)(ii) hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of LVDG, 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada 89118, at 2:00 p.m. local time, (i) as soon as practicable after the later to occur of (x) the date of the stockholders' meetings referred to in
Section 6.3 hereof or (y) the day on which the last condition set forth in Articles 7 and 8 hereof shall have been fulfilled or waived, or (ii) at such other time as SAGC and LVDG may mutually agree (the "Closing Date").

                            ARTICLE 3
       REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LVDG

  LVDG represents and warrants to SAGC as follows (as used in this Article
3, the term "LVDG" shall include LVDG and each subsidiary (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act") of LVDG (a "LVDG Subsidiary") exclusive of SAGC, unless the context suggests otherwise):

  3.1 Corporate Existence and Power; Qualification; Subsidiaries. LVDG is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. The copies of LVDG's Articles of Incorporation and Bylaws that have been delivered to SAGC are complete and correct and are in full force and effect. Schedule 3.1 sets forth a complete list of each LVDG Subsidiary. Each LVDG Subsidiary is a corporation or partnership duly incorporated (if a corporation), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. LVDG has not made any advances to or investments in, nor directly or indirectly owns any securities of, any domestic or foreign business entity, enterprise or organization other than as set forth on
Schedule 3.1. Neither LVDG nor any LVDG Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws or certificate of limited partnership, or equivalent organizational document, as the case may be. Each of the outstanding shares of capital stock of, or other equity interests in, any LVDG Subsidiary owned by LVDG is owned by LVDG free and clear of any security interest, pledge, lien, charge, claim or other encumbrance of any kind or nature (collectively, "Encumbrance").

  3.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by LVDG of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the shareholders of LVDG). This Agreement has been duly executed and delivered by LVDG. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby is not prohibited by, and will not violate or conflict with, any provision of the Articles of Incorporation or Bylaws of LVDG, or of any Law (as such term is defined in Section 3.6), or, except as set forth on
Schedule 3.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any Encumbrance upon any property of LVDG pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract (as such term is defined below), lien, instrument, order, Permit (as such term is defined in Section 3.14 hereof), arbitration award, judgment or decree to which LVDG is a party or by which it is bound. Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Colorado and Nevada, as applicable, or as may be required by the Securities Act, the Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws and the Nasdaq Stock Market, and except as set forth in
Schedule 3.2, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of LVDG for the consummation by LVDG of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving Corporation of the business and properties of LVDG after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or operations of the Surviving Corporation, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent LVDG from performing its obligations hereunder. This Agreement is a valid, legal and binding agreement of LVDG, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As used herein, "Contracts" shall mean any lease, license, mortgage, contract, sales order, purchase order or other agreement, arrangement, understanding or commitment, whether written or oral which is material to the business or properties of LVDG or SAGC as the context shall require.

  3.3  Capitalization.

       (a) The shares of LVDG Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, LVDG's Articles of Incorporation or otherwise. The authorized capital stock of LVDG consists of 15,000,000 shares of LVDG Common Stock, of which 5,831,807 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which no shares are outstanding.

       (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating LVDG or any LVDG Subsidiary to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of LVDG or any LVDG Subsidiary, except as set forth in
Schedule 3.3.

       (c) The shares of LVDG Common Stock to be issued to the stockholders of SAGC pursuant to the Merger or upon exercise or conversion of any SAGC Derivative Security to the holder thereof will be, upon such issuance, duly authorized and validly issued, fully paid (assuming the exercise or conversion of such SAGC Derivative Security in accordance with its terms), nonassessable and free of preemptive rights created by statute, LVDG's Articles of Incorporation or otherwise.

  3.4   Financial Statements of LVDG; Changes.

       (a) LVDG has heretofore delivered to SAGC true and complete copies of (i) its consolidated audited balance sheet as of December 31, 1996, and audited consolidated statements of operations and audited consolidated statements of cash flows for the two year period then ended, and (ii) its unaudited consolidated balance sheet as of September 30, 1997 (the "LVDG Balance Sheet Date") and unaudited consolidated statements of operations and statement of cash flows for the nine months then ended (collectively, the "LVDG Financial Statements"). The LVDG Financial Statements present fairly the consolidated financial position of LVDG as of the date of the balance sheets and the consolidated results of operations and cash flows for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon.

       (b) Except as set forth in Schedule 3.4 hereto, except for the sale of certain assets made by LVDG pursuant to an Agreement for the Purchase and Sale of Assets, as amended, which occurred on February 26, 1997 (the "Asset Sale"), and except as contemplated by this Agreement, since the LVDG Balance Sheet Date:

            (i) there has been no material adverse change in the business, assets, financial condition or results of operations of LVDG;

            (ii) there has not been any direct or indirect redemption, purchase or other acquisition by LVDG of any of its capital stock, or any declaration, setting aside or payment of any dividend or other distribution by LVDG in respect of its capital stock, and LVDG has not authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

            (iii) except for the transactions contemplated hereby, LVDG has conducted its business in the ordinary course and consistent with past practices;

            (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by LVDG materially adversely affecting the business, assets, financial condition or results of operations of LVDG, nor has LVDG been notified of any pending condemnation proceeding concerning any of its properties;

            (v) there have not been any defaults or breaches by LVDG under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of LVDG;

            (vi) LVDG has not directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of LVDG, or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

            (vii)     LVDG has not incurred any obligation or liability
(fixed or contingent) with respect to its business or any of its assets, except (1) obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

            (viii) LVDG has not discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent) except (1) current obligations and liabilities included in the LVDG Financial Statements and (2) current obligations and liabilities incurred since the LVDG Balance Sheet Date in the ordinary course of business;

            (ix) LVDG has not mortgaged, pledged or subjected to any Encumbrance any of its assets or properties;

            (x) LVDG has not sold, transferred or leased any of its assets or properties except in the ordinary course of business;

            (xi) LVDG has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions is unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of LVDG in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

            (xii) LVDG has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

  3.5  No Undisclosed Liabilities.  Except as set forth in Schedules 3.4,
3.5, 3.12, 3.14, 3.15, and 3.20, there are no liabilities of LVDG of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

       (a) liabilities disclosed or provided for in the consolidated balance sheet of LVDG (or the notes thereto) as of the LVDG Balance Sheet Date included in the LVDG Financial Statements; and

       (b) liabilities incurred in the ordinary course of business consistent with past practice since the LVDG Balance Sheet Date.

  3.6 Compliance with Laws. LVDG has complied, and is in compliance, in all material respects with all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any laws, regulations, order or requirement relating to securities, the environment, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare conditions of occupied premises, environmental protection, air or water pollution, product safety, and liability or civil rights) (each and all of the foregoing being herein referred to as "Laws"). LVDG is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on its business, assets, financial condition or results of operation. LVDG has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on its business, assets, financial condition or results of operation.

  3.7 Tax Matters. Except as set forth in Schedule 3.7, (a) LVDG has duly filed or will file with the appropriate government agencies all Tax (as hereinafter defined below) returns required to be filed by it on or before the Effective Time, (b) LVDG has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations or any other operation of the LVDG Group (as hereinafter defined below) prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time, (c) LVDG has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is LVDG a party to any pending Litigation (as hereafter defined in Section 3.15 hereof) by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against LVDG, and (d) to the knowledge of LVDG, no Tax returns of LVDG or the LVDG Group are under examination. LVDG is not a "United States real property holding company" within the meaning of Section 1445 of the Code. As used herein (i) "LVDG Group" shall mean LVDG and all members of its affiliated group as defined in section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") and as defined in any applicable Law providing for consolidated or combined returns and (ii) "Tax" or "Taxes" shall mean taxes of any kind payable to any federal, state, local, or foreign taxing authority, including, without limitation, (A) income, gross receipts, ad valorem, value added, sales, use, service, franchise, profits, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, sales, liquor, occupation, premium, windfall profits, transfer and gains taxes, (B) customs duties, (C) interest, penalties, and additions to tax imposed with respect to the above taxes, and (D) any damages, costs, expenses, fees or other liability arising from such Tax or Taxes.

  3.8  Title to Properties; Absence of Liens and Encumbrances, Etc.
Except as set forth in Schedule 3.8, LVDG owns no real property and has good title to or a legal, valid and enforceable right to use the properties and assets used in the conduct of its business (including without limitation the assets reflected in its balance sheet as at the LVDG Balance Sheet Date, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except
(i) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (ii) such imperfections of title and other Encumbrances, if any, which, individually or in the aggregate, do not materially detract from the marketability, value, or interfere with the present use, of the property or asset subject thereto or otherwise impair the operations of its business (collectively, "Permitted Encumbrances").

   3.9 Facilities. Schedule 3.9 sets forth a correct and complete list of all of the real properties, together with the buildings, improvements, and structures located thereon, owned or used by LVDG in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

  3.10 Condition of Facilities, Equipment, Etc. The buildings, structures, equipment and other physical properties and assets owned, operated, or leased by LVDG in connection with its business are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of LVDG's business excepted), free of any structural or engineering defect, are suitable for the conduct of its business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

  3.11 Insurance. The business and the assets of LVDG are covered by insurance with licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 3.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by LVDG with respect to its business or any of its assets (including prior policies to the extent that they continue to provide coverage). LVDG has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by LVDG against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

  3.12 Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 3.12 (which may refer to other specific Schedules hereto), LVDG is not a party to, nor is LVDG or any of its properties and assets bound or affected by, any of the following:

       (a) a lease (whether as lessor or lessee) relating to real or personal property;

       (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property (as such term is defined in Section 3.13 hereof);

       (c)  an employment Contract or consulting Contract;

       (d)  a joint venture or partnership Contract;

       (e) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

       (f) a Contract granting any person a security interest or other Encumbrance on any of the assets of LVDG;

       (g) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

       (h) a Contract which restricts LVDG from doing business anywhere in the world;

       (i) a Contract not entered into in the ordinary course of business;

       (j)  a Contract requiring the payment of royalties; or

       (k) any other Contract which could have a material adverse effect on the Surviving Corporation.

Correct and complete copies of all Contracts set forth in Schedule 3.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by LVDG in the conduct of its business have been delivered to SAGC or its Representatives (as such term is defined in Section 3.23 hereof) prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and LVDG has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, its obligations under such Contracts. There has not occurred any default, or any event which, with the lapse of time or the election of any person other than LVDG, or any combination thereof, will become a default, by LVDG, nor to the knowledge of LVDG has there occurred any default by others or any event which, with the lapse of time or the election of LVDG, will become a default by others under any material Contracts. LVDG is not, and to the knowledge of LVDG, no other party, is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

  3.13 Intellectual Properties. Schedule 3.13 sets forth a correct and complete list of all patents, trademarks, trade names, service marks, copyrights, and applications therefor (collectively, "Intellectual Properties") used in the conduct of the business of LVDG. Except as disclosed in Schedule 3.13, (a) LVDG owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (b) the validity of such rights and the title thereto of LVDG has not been questioned in any Litigation (as defined in Section 3.15 hereof) to which it is a party, nor to the knowledge of LVDG is any such Litigation threatened; (c) the conduct of LVDG's business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to LVDG that has heretofore been or is now being made, except by LVDG or by an entity duly licensed by it to use the same under a Contract disclosed in Schedule 3.12; and (e) to the knowledge of LVDG there is no infringement by others of any Intellectual Properties owned by or licensed by or to LVDG. All patents, patent applications and rights to inventions heretofore owned or held by any employee or officer of LVDG and relating to its business in any manner have been duly effectively transferred to LVDG. All licenses and Contracts requiring the payment of royalties by LVDG are referenced and correctly described in LVDG's Annual Report on Form 10-K for the year ended December 31, 1996.

  3.14 Permits, License, Etc. LVDG has, and has complied in all material respects with, all Permits (as hereafter defined below) that are required in order to carry on its business as presently conducted and is not in default of any thereof. Schedule 3.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and to LVDG's knowledge, no suspension, cancellation or non- renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, LVDG has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in Schedule 3.14 has been previously delivered to SAGC. As used herein, "Permits" shall mean all licenses, permits, consent orders, administrative orders, registrations, authorizations, franchises and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority the failure of which to obtain would have a material adverse effect on the business or properties of LVDG or SAGC, taken as a whole, as the context shall require.

  3.15 Litigation. Except as set forth on Schedule 3.15, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry (each and all of the foregoing items being herein referred to as "Litigation") pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of LVDG threatened, against, relating to or affecting LVDG with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of LVDG is there any basis for any such Litigation. Neither LVDG nor any officer, director or employee of LVDG has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with its business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining LVDG from taking or requiring LVDG to take action of any kind with respect to its business or to which LVDG is subject or by which LVDG is bound.

  3.16 Accounts and Notes Receivable. LVDG has heretofore delivered to SAGC a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) of LVDG as of September 30, 1997. All such receivables, net of any allowance for doubtful accounts, have been reported in accordance with generally accepted accounting principles applied on a consistent basis except as stated thereon. All accounts and notes receivable shown in the listing provided as of September 30, 1997, or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

  3.17 No Interest in Competitors, Etc.  Except as set forth in Schedule
3.17 (which may refer to other specific Schedules hereto), and except for the ownership of not more than five percent (5%) of the outstanding securities of any class of an issuer registered under Section 12 of the Exchange Act neither LVDG nor any affiliate thereof, nor any officer or director of LVDG or any affiliate or associate thereof, directly or indirectly is, or owns any interest in or controls or is an employee, officer, director, or partner of or participant in or consultant to any corporation, partnership, limited partnership, joint venture, association, or other entity which is a competitor, supplier, customer, landlord, or tenant of LVDG. Schedule 3.17 hereto sets forth all Contracts or other arrangements between LVDG and any affiliate thereof for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in Schedule 3.17, LVDG does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), none of such persons owes any amount to LVDG, and no property or assets of any shareholders of LVDG or any affiliate of any shareholders of LVDG is used by LVDG.

  3.18 Books and Records. The books of account and other financial and corporate records of LVDG are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to LVDG, and are accurately reflected in the LVDG Financial Statements. The minute books of LVDG as previously made available to SAGC and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of LVDG.

  3.19 Employees, Labor Relations, Etc.   (a) LVDG is not a party to any
contract or agreement with any labor organization or other representative of LVDG employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of LVDG, threatened, against LVDG; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of LVDG threatened against or otherwise affecting LVDG; (d) LVDG has not experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years; (e) no representation question has been raised respecting any of LVDG's employees within the past three years, nor, to the best knowledge of LVDG are there any campaigns being conducted to solicit cards from LVDG's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of LVDG's employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of LVDG's employees, is pending or, to the best knowledge of LVDG, threatened, against LVDG; (h) LVDG is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to LVDG's employees or employment practices relating to LVDG's employees; (i) LVDG is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and have not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; and (j) LVDG has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.

  3.20 Employee Benefit Plans, Etc.

       (a) Schedule 3.20 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by LVDG or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether legally binding or not (collectively, the "Benefit Plans"). LVDG has delivered to SAGC true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement.

       (b) Except as specifically set forth in Schedule 3.20, full payment has been made of all amounts which LVDG is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which LVDG is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. LVDG has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

  3.21 SEC Filings. LVDG has filed with the Securities and Exchange Commission ("SEC") and has previously delivered to SAGC true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by LVDG since January 1, 1995, under the Securities Act or the Exchange Act, and has previously delivered to SAGC true and complete copies of all forms, reports, schedules, statements, and other documents otherwise filed by LVDG since January 1, 1995, under the Securities Act or the Exchange Act. No form, report, schedule, statement or other document filed by LVDG with the SEC since January 1, 1995, contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by LVDG with the SEC.

  3.22 Information. None of the information concerning LVDG supplied or to be supplied by LVDG or any of its agents, accountants, lawyers or other consultants or advisors (each of the foregoing referred to herein as "Representative") for inclusion in the proxy and registration statement on Form S-4 prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting or consent in connection with which such proxy and registration statement shall be mailed. None of the information and documents which have been or may be furnished by LVDG or any of its Representatives to SAGC or their Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

                            ARTICLE 4
       REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SAGC

  SAGC represents and warrants to LVDG as follows (as used in this Article 4, the term "SAGC" shall include SAGC and each subsidiary (as such term is defined in Rule 405 promulgated under the Securities Act) of SAGC (an "SAGC Subsidiary"), unless the context suggests otherwise):

  4.1  Corporate Existence and Power; Qualification; Subsidiaries.  SAGC
is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. SAGC has all corporate powers to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or
leasing of its properties requires such qualification.   The copies of SAGC's
Articles of Incorporation and By-laws that have been delivered to LVDG are complete and correct and are in full force and effect. Schedule 4.1 sets forth a complete list of each SAGC Subsidiary. Each SAGC Subsidiary is a corporation or partnership duly incorporated (if a corporation), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all requisite powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification. SAGC has not made any advances to or investments in, nor directly or indirectly owns any securities of, any domestic or foreign business entity, enterprise or organization other than as set forth on Schedule 4.1. Neither SAGC nor any SAGC Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws or certificate of limited partnership, or equivalent organizational document, as the case may be. Each of the outstanding shares of capital stock of, or other equity interests in, any SAGC Subsidiary owned by SAGC is owned by SAGC free and clear of any Encumbrance.

  4.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by SAGC of this Agreement and the Merger have been duly authorized by all necessary corporate action (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of SAGC Common and Preferred Stock voted at the stockholder meeting referred to in Section 6.3 hereof). This Agreement has been duly executed and delivered by SAGC. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not be prohibited by, or violate or conflict with, any provision of the Articles of Incorporation or Bylaws of SAGC, or of any Law, or, except as set forth on
Schedule 4.2, any provision of, or result in the acceleration of, result in any severance or termination pay liability, constitute a default under, entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, result in the creation or imposition of any Encumbrance upon any property of SAGC pursuant to any provisions of, or create any right on the part of any party to modify, amend or terminate, any Contract, lien, instrument, order, Permit (as such term is defined in Section
3.14 hereof), arbitration award, judgment or decree to which SAGC is a party or by which any of them is bound. Other than the requirement to file the Certificates of Merger with the Secretaries of State of the States of Colorado and Nevada, as appropriate, and as required by the Securities Act, the Exchange Act, state securities laws, and the Nasdaq Stock Market, and except for the other regulatory filings and approvals set forth in Schedule 4.2 hereof, no authorization, consent or approval of, or filing with, any domestic or foreign public body or authority is necessary on the part of SAGC for the consummation by SAGC of the transactions contemplated by this Agreement or the other agreements referred to herein and the ownership and operation by the Surviving Corporation of the business and properties of SAGC after the Effective Time in substantially the same manner as presently owned and operated, except where the failure to give such notices, obtain such authorizations, consents or approvals or make such filings would not, in the aggregate have a materially adverse effect on the condition (financial or otherwise), business or operations of SAGC, or delay or prevent the consummation of the transactions contemplated by this Agreement or prevent SAGC from performing its obligations hereunder. This Agreement is a valid, legal and binding agreement of SAGC, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.3  Capitalization.

       (a) The shares of SAGC Common Stock which are currently outstanding have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights created by statute, SAGC's Articles of Incorporation or otherwise. The authorized capital stock of SAGC consists of 10,000,000 shares of SAGC Common Stock, of which 3,000,000 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 500,000 shares are outstanding.

       (b) There are no subscriptions, options, warrants or other rights, calls, agreements or commitments obligating SAGC or any SAGC Subsidiary to issue, or repurchase, redeem or otherwise acquire, capital stock or other securities of SAGC or any SAGC Subsidiary, except as set forth in
Schedule 4.3.

  4.4  Financial Statements of SAGC; Changes.

       (a) SAGC has heretofore delivered to LVDG true and complete copies of (i) its consolidated audited balance sheet as at December 31, 1996, and audited consolidated statements of operations and audited consolidated statements of cash flows for the two-year period then ended, (ii) its unaudited consolidated balance sheet as of September 30, 1997 (the "SAGC Balance Sheet Date"), and unaudited consolidated statements of operations and statement of cash flows for the nine months then ended (collectively, the "SAGC Financial Statements"). The SAGC Financial Statements present fairly the consolidated financial position of SAGC as of the dates of the balance sheets, and the consolidated results of operations and cash flows for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as stated thereon.

       (b) Except as set forth in Schedule 4.4 hereto, except for the sale of certain assets made by SAGC pursuant to an Agreement for the Purchase and Sale of Assets, as amended, which occurred on February 26, 1997 (the "Asset Sale"), and except as contemplated by this Agreement, since the SAGC Balance Sheet Date:

            (i) there has been no material adverse change in the business, assets, financial condition or results of operations of SAGC;

            (ii) there has not been any direct or indirect redemption, purchase or other acquisition by SAGC of any of SAGC's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by SAGC in respect of its capital stock, and SAGC has not authorized or proposed any of the foregoing, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing, except as may be contemplated by this Agreement and the agreements contemplated hereby or referred to herein;

            (iii) except for the transactions contemplated hereby, SAGC has conducted its business in the ordinary course and consistent with past practices;

            (iv) there has been no damage, destruction or casualty loss (whether or not covered by insurance) suffered by SAGC materially adversely affecting the business, assets, financial condition or results of operations of SAGC, nor has SAGC been notified of any pending condemnation proceeding concerning any of its properties;

            (v) there have not been any defaults or breaches by SAGC under agreements to which it is a party or by which it is bound which, taken in the aggregate, would have a material adverse effect upon the business, assets, financial condition or results of operation of SAGC;

            (vi) SAGC has not directly or indirectly, (A) issued, sold, pledged, disposed of, or encumbered, or authorized, proposed or agreed to the issuance, sale, pledge, disposition or encumbrance of, any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any of, the capital stock of any class of SAGC, or any other securities in respect of, in lieu of, or in substitution for any such capital stock; (B) acquired (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or made any investment either by purchase of shares or securities, contributions to capital (other than to subsidiaries or affiliates) or property transfer; (C) authorized any change in its capitalization or authorized, recommended or proposed any release or relinquishment of any Contract right; or (D) authorized any of the foregoing, or entered into or modified any contract, agreement, commitment or arrangement to do any of the foregoing;

            (vii) SAGC has not incurred any obligation or liability (fixed or contingent) with respect to the business of SAGC or any of its assets, except (1) obligations incurred in the ordinary course of business consistent with past practice and (2) obligations and liabilities under this Agreement or contemplated hereby;

            (viii) SAGC has not discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent) except
(1) current obligations and liabilities included in the SAGC Financial Statements and (2) current obligations and liabilities incurred since the SAGC Balance Sheet Date in the ordinary course of business;

            (ix) SAGC has not mortgaged, pledged or subjected to any Encumbrance any of the assets or properties of SAGC;

            (x) SAGC has not sold, transferred or leased any of the assets or properties of SAGC, except in the ordinary course of business;

            (xi) SAGC has not taken any action other than in the ordinary course of business and consistent with past practice (none of which actions is unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of SAGC in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; and

            (xii) SAGC has not adopted or amended any bonus, profit sharing, thrift, savings, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increased in any manner the compensation or fringe benefits of any employee or paid any benefit not required by any existing plan and arrangement, except for salary increases for employees in the ordinary course of business consistent with past practices.

  4.5  No Undisclosed Liabilities.  Except as set forth in Schedules 4.4,
4.5, 4.12, 4.14, 4.15 and 4.20, there are no liabilities of SAGC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

       (a) liabilities disclosed or provided for in the balance sheet of SAGC (or the notes thereto) as of the SAGC Balance Sheet Date included in the SAGC Financial Statements; and

       (b) liabilities incurred in the ordinary course of business consistent with past practice since the SAGC Balance Sheet Date.

  4.6 Compliance with Laws. SAGC has complied, and is in compliance, in all material respects with all applicable Laws. SAGC is not now charged with or to its knowledge under investigation with respect to any violation of any applicable Law where such violation could have a material adverse effect on the business, assets, financial condition or results of operation of SAGC. SAGC has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority where failure to file such report would have a material adverse effect on the business, assets, financial condition or results of operation of SAGC.

  4.7 Tax Matters. Except as set forth in Schedule 4.7, (a) SAGC has duly filed or will file with the appropriate government agencies all Tax returns required to be filed by it on or before the Effective Time, (b) SAGC has timely paid, or made provision on its books and records by establishing a reserve for the payment of, all Taxes due with respect to its operations or any other operation of the SAGC Group (as hereinafter defined below) prior to the Effective Time, including all Taxes shown as due on all Tax returns described in clause (a) above and all estimated Tax payments due on or before the Effective Time, (c) SAGC has not executed or filed any agreement extending the period for assessment or collection of any Taxes, nor is SAGC a party to any pending Litigation by any governmental authority for assessment or collection of any Taxes, and no claims for assessment or collection of any Taxes have been asserted against SAGC, and (d) to the knowledge of SAGC, no Tax returns of SAGC or the SAGC Group are under examination. As used herein, "SAGC Group" shall mean SAGC and all members of its affiliated group as defined in section 1504(a) of the Code and as defined in any applicable Law providing for consolidated or combined returns. SAGC is not a "United States real property holding company" within the meaning of Section 1445 of the Code.

  4.8  Title to Properties; Absence of Liens and Encumbrances, Etc.
SAGC owns no real property and has good title to or a legal, valid and enforceable right to use the properties and assets used in the conduct of the business of SAGC (including without limitation the assets reflected in its balance sheet as at the SAGC Balance Sheet Date, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Encumbrances, imperfections of or other matters affecting title, and any rights of third parties whatsoever, except Permitted Encumbrances.

  4.9 Facilities. Schedule 4.9 sets forth a correct and complete list of all of the real properties, together with the buildings, improvements, and structures located thereon, owned or used by SAGC in the conduct of its business, indicating whether such property is owned or leased and setting forth where such property is located.

  4.10 Condition of Facilities, Equipment, Etc. The buildings, structures, equipment and other physical properties and assets owned, operated, or leased by SAGC in connection with its business are in good condition and repair (ordinary wear and tear which are not such as to affect adversely the operation of SAGC's business excepted), free of any structural or engineering defect, are suitable for the conduct of SAGC's business as presently conducted and as presently proposed to be conducted, and do not require any maintenance or repairs except for routine maintenance and repairs. All such physical properties and assets are in conformity in all respects with all applicable Laws and other requirements relating thereto currently in effect or scheduled to come into effect, including, without limitation, Laws relating to environmental regulation and the maintenance of occupational safety and health among the workforce.

  4.11 Insurance. The business and the assets of SAGC are covered by insurance with licensed insurance companies against casualty and other losses customarily obtained to cover comparable businesses and assets in the region in which such businesses and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. Schedule 4.11 sets forth a correct and complete list of all of the policies of insurance and fidelity or surety bonds carried by SAGC with respect to SAGC's business or any of its assets (including prior policies to the extent that they continue to provide coverage). SAGC has not failed to give any notice or present any claim under such insurance policies in due and timely fashion, and there are no claims by SAGC against any of such policies as to which any insurance company is denying liability or defending under a reservation of rights clause.

  4.12 Agreements, Plans, Arrangements, Etc.  Except as set forth in
Schedule 4.12 (which may refer to other specific Schedules hereto), SAGC is not a party to, nor is SAGC or any of its properties and assets bound or affected by, any of the following:

       (a) a lease (whether as lessor or lessee) relating to real or personal property;

       (b) a license, sublicense, assignment or other Contract (whether as licensor or licensee, assignor or assignee) relating to Intellectual Property;

       (c)  an employment Contract or consulting Contract;

       (d)  a joint venture or partnership Contract;

       (e) a Contract for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

       (f) a Contract granting any person a security interest or other Encumbrance on any of the assets of SAGC;

       (g) a Contract for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

       (h) a Contract which restricts SAGC from doing business anywhere in the world;

       (i) a Contract not entered into in the ordinary course of business;

       (j)  a Contract requiring the payment of royalties; or

       (k) any other Contract which could have a material adverse effect on the Surviving Corporation.

Correct and complete copies of all Contracts set forth in Schedule 4.12 or any other Schedule hereto, including all amendments to date (or, where they are oral, true and complete written summaries thereof), and true and complete copies of all standard form Contracts used by SAGC in the conduct of its business have been delivered to LVDG or its Representatives prior to the date hereof. Each such Contract is valid, in full force and effect and enforceable in accordance with its terms and SAGC has fulfilled, or taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under such Contracts. Except as set forth in Schedule 4.12, there has not occurred any default, or any event which, with the lapse of time or the election of any person other than SAGC, or any combination thereof, will become a default, by SAGC, nor to the knowledge of SAGC has there occurred any default by others or any event which, with the lapse of time or the election of SAGC, will become a default by others under any of such Contracts. Neither SAGC nor to SAGC's knowledge any other party is in arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

  4.13 Intellectual Properties. Schedule 4.13 sets forth a correct and complete list of all Intellectual Properties used or presently proposed to be used in the conduct of the business of SAGC. Except as disclosed in Schedule 4.13, (a) SAGC owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all Intellectual Properties necessary to the conduct of its business as presently being conducted and the business of SAGC as presently being conducted and the consummation of the transactions contemplated hereby will not alter or impair any of such rights; (b) the validity of such rights and the title thereto of SAGC have not been questioned in any Litigation (as defined in Section 3.15 hereof) to which SAGC is a party, nor to the knowledge of SAGC is any such Litigation threatened; (c) to SAGC's knowledge, the conduct of SAGC's business as now conducted does not infringe or conflict with any Intellectual Properties of others; (d) there is no use of any trademark, service mark or trade name owned by or licensed to SAGC that has heretofore been or is now being made, except by SAGC or by an entity duly licensed by it to use the same under a Contract disclosed in
Schedule 4.12; and (e) to the knowledge of SAGC there is no infringement by others of any Intellectual Properties owned by or licensed by or to SAGC. All patents, patent applications and rights to inventions heretofore owned or held by any employee or officer of SAGC or affiliate of SAGC and relating to its business in any manner have been duly effectively transferred to SAGC. All licenses and Contracts requiring the payment of royalties by SAGC are referenced and correctly described in the SAGC 1996 Annual Report.

  4.14 Permits, License, Etc. SAGC has, and has complied in all material respects with, all Permits that are required in order to carry on its business as presently conducted and is not in default of any thereof. Schedule 4.14 sets forth a correct and complete list of all such Permits, all of which are in full force and effect, and, to SAGC's knowledge, no suspension, cancellation or non-renewal of any of them is threatened, nor does any basis for such suspension, cancellation or non-renewal exist. As to any such Permit that has expired or is about to expire, SAGC has promptly applied for the renewal of same. A true and complete copy of each Permit set forth in
Schedule 4.14 has been previously delivered to LVDG.

  4.15 Litigation. Except as set forth on Schedule 4.15, there is no Litigation pending before any federal, state, municipal, foreign or other court or governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of SAGC threatened, against, relating to or affecting SAGC with respect to its business or the transactions contemplated by this Agreement; nor to the knowledge of SAGC is there any basis for any such Litigation. Neither SAGC nor any officer, director or employee of SAGC has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with its business. There is not in existence any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body enjoining SAGC from taking or requiring SAGC to take action of any kind with respect to its business or to which SAGC is subject or by which it is bound.

  4.16 Accounts and Notes Receivable. SAGC has heretofore delivered to LVDG a true, complete and correct listing of all of the receivables (including accounts receivable, notes receivable, loans receivable and any advances) of SAGC as of September 30, 1997. All such receivables, net of any allowance for doubtful accounts, have been reported in accordance with generally accepted accounting principles applied on a consistent basis, except as stated thereon. All accounts and notes receivable shown in the listing provided as of September 30, 1997, or arising thereafter and on or prior to the Effective Time arose from bona fide transactions in the ordinary course of business.

  4.17 No Interest in Competitors, Etc.  Except as set forth in Schedule
4.17 (which may refer to other specific Schedules hereto), and except for the ownership of not more than five percent (5%) of the outstanding securities of any class of an issuer registered under Section 12 of the Exchange Act neither SAGC nor any affiliate thereof, nor any officer or director of SAGC or any affiliate or associate thereof, directly or indirectly is, or owns any interest in or controls or is an employee, officer, director, or partner of or participant in or consultant to any corporation, partnership, limited partnership, joint venture, association, or other entity which is a competitor, supplier, customer, landlord, or tenant of SAGC. Schedule 4.17 hereto sets forth all Contracts or other arrangements between any affiliate of SAGC and SAGC for space, facilities, personnel, management, computer, telephone or other services. Except as set forth in Schedule 4.17, SAGC does not owe any amount to, or have any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), none of such persons owes any amount to SAGC, and no part of the property or assets of any shareholder of SAGC or any affiliate of any shareholder of SAGC is used by SAGC.

  4.18 Books and Records. The books of account and other financial and corporate records of SAGC are in all material respects complete and correct, are maintained in accordance with good business practices and all Laws applicable to SAGC, and are accurately reflected in the SAGC Financial Statements. The minute books of SAGC as previously made available to LVDG and its counsel contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of SAGC.

  4.19 Employees, Labor Relations, Etc. (a) SAGC is not a party to any contract or agreement with any labor organization or other representative of SAGC's employees; (b) there is no unfair labor practice charge or complaint pending or, to the best knowledge of SAGC, threatened, against SAGC; (c) there is no labor strike, slowdown, work stoppage or other material labor controversy in effect, or to the knowledge of SAGC threatened against or otherwise affecting SAGC; (d) SAGC has not experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years; (e) no representation question has been raised respecting any of SAGC's employees within the past three years, nor, to the best knowledge of SAGC are there any campaigns being conducted to solicit cards from SAGC's employees to authorize representation by any labor organization; (f) no collective bargaining agreement relating to any of SAGC's employees is being negotiated; (g) no action, suit, complaint, charge, arbitration, inquiry, proceeding, or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of SAGC's employees, is pending or, to the best knowledge of SAGC, threatened, against SAGC; (h) SAGC is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to SAGC's employees or employment practices relating to SAGC's employees; (i) SAGC is in compliance in all material respects with all applicable Laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, and has not engaged in any unfair labor practice or discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees; and (j) SAGC has paid in full to all of SAGC's employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof.

  4.20 Employee Benefit Plans, Etc.

       (a) Schedule 4.20 hereto contains a true and complete list of each plan, Contract, program, policy or arrangement, including, but not limited to, pension, bonus, section 401(k) plan, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, or retirement plan, Contract, program, policy or arrangement, maintained, contributed to, or required to be contributed to, by SAGC or by any of its subsidiaries or affiliates for the benefit of any employee, whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA, and whether legally binding or not (collectively, the "Benefit Plans"). SAGC has delivered to LVDG (i) true and complete copies of all documents embodying or relating to the Benefit Plans, including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, including certified financial statements which fairly present the assets and liabilities of each of the Benefit Plans as of the date thereof (and there have been no material changes in the assets and the liabilities since the date of such financial statements), (ii) the most recent annual and periodic actuarial valuations, if any, prepared for any Benefit Plan, (iii) the most recent annual reports (series 5500 and all schedules thereto), if any, required under ERISA, (iv) if the Benefit Plan is funded, the most recent annual and periodic accounting of the Benefit Plan's assets, (v) the most recent determination letter received from the Internal Revenue Service, if any, and (vi) a copy of the most recent summary plan description together with the most recent summary of modifications required under ERISA with respect to each such Benefit Plan, and all employee communications relating to each such Benefit Plan.

       (b) Except as specifically set forth in Schedule 4.20, full payment has been made of all amounts which SAGC is required, under applicable law or under any Benefit Plan or any agreement relating to any Benefit Plan to which SAGC is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. SAGC has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Benefit Plan or related agreements. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

  4.21 SEC Filings. SAGC has filed with the SEC, and has previously delivered to LVDG true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by SAGC since January 1, 1995, under the Securities Act or the Exchange Act. No form, report, schedule, statement or other document filed by SAGC with the SEC since January 1, 1995, contained any untrue statement of a material fact or omitted to state any material fact, at the time such document was filed, necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such facts as were corrected in any subsequent form, report, schedule, statement or other document filed by SAGC with the SEC.

  4.22 Information. None of the information concerning SAGC incorporated by reference, or any other information supplied or to be supplied by SAGC or its Representatives for inclusion, in the proxy and registration statement on Form S-4 prepared in connection with the transactions contemplated hereby or any amendment or supplement thereto has or will, at the time that the proxy and registration statement was or any amendment is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, in the case of any such proxy and registration statement, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting or consent in connection with which such proxy and registration statement shall be mailed. None of the information and documents which have been or may be furnished by SAGC or any of its Representatives to LVDG or its Representatives in connection with the transactions contemplated hereby is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

                            ARTICLE 5
                   CONDUCT OF BUSINESS OF LVDG
               AND SAGC PRIOR TO THE EFFECTIVE TIME

  5.1 Conduct of Business of LVDG. During the period commencing on the date hereof and continuing until the Effective Time, LVDG agrees that, except as otherwise expressly contemplated by this Agreement or agreed to in writing by SAGC, LVDG (which for purpose of this Article V shall include the LVDG Subsidiaries, as appropriate):

       (a) will carry on its business only in the ordinary course and consistent with past practice;

       (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

       (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

       (d)  will not amend its Articles of Incorporation or By-Laws;

       (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise and/or conversion of currently outstanding LVDG Derivative Securities), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

       (f) will not combine, split or otherwise reclassify any shares of its capital stock;

       (g) will not sell or pledge, or agree to sell or pledge, any shares of the capital stock of or other equity interest in any LVDG Subsidiary;

       (h) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

       (i) will not (A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000, (B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually, (D) incur or guarantee any additional indebtedness for borrowed money, (E) create or permit to become effective any Encumbrance on its properties or assets, or (F) enter into any agreement to do any of the foregoing;

       (j) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees, or enter into any agreement to do the same;

       (k) will promptly advise SAGC of the commencement of, or threat of(to the extent that such threat comes to the knowledge of LVDG), any claim, action, suit, proceeding or investigation against, relating to or involving LVDG or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

       (l) will maintain in full force and effect all insurance policies maintained by LVDG on the date hereof;

       (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of LVDG;

       (n) will promptly provide SAGC with copies of any and all reports or documents filed with the SEC.

Notwithstanding the foregoing, LVDG shall have the right at any time to employ or discharge employees and increase or decrease any employee salaries or compensation in the ordinary course, but shall notify SAGC after the taking of any such action.

  5.2 Conduct of Business of SAGC. During the period commencing on the date hereof and continuing until the Effective Time, SAGC agrees that, except as otherwise expressly contemplated by this Agreement or agreed to in writing by LVDG, SAGC (which for purposes of this Article V shall include the SAGC Subsidiaries, as appropriate):

       (a) will carry on its business only in the ordinary course and consistent with past practice;

       (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

       (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

       (d)  will not amend its Articles of Incorporation or By-Laws;

       (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise and/or conversion of currently outstanding options, warrants, convertible securities or other rights, or pursuant to SAGC's existing section 401(k) plan or in connection with financing of the Las Vegas All-American SportPark), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

       (f) will not combine, split or otherwise reclassify any shares of its capital stock;

       (g) will use all reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

       (h)  except in connection with financing and developing the Las
Vegas All-American SportPark, will not (A) make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $50,000,
(B) enter into or terminate (except in the ordinary course of business and consistent with past practice) any lease of, or purchase or sell, any real property, (C) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually, (D) incur or guarantee any additional indebtedness for borrowed money, (E) create or permit to become effective any Encumbrance on its properties or assets, (F) hire or fire employees receiving compensation in excess of $50,000 annually or (G) enter into any agreement to do any of the foregoing;

       (i) will not, other than in the ordinary course of business, adopt or amend any Benefit Plan for the benefit of employees or (except for such increases in salary or other compensation payable to any employee as the Board of Directors of SAGC may reasonably determine are necessary to retain the services of such employee) increase the salary or other compensation (including, without limitation, bonuses) payable or to become payable to its employees (except pursuant to existing contractual obligations which have been disclosed to LVDG or consistent with past practice), or enter into any agreement to do any of the foregoing;

       (j) will promptly advise LVDG of the commencement of, or threat of (to the extent that such threat comes to the knowledge of SAGC), any claim, action, suit, proceeding or investigation against, relating to or involving SAGC or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

       (k) will maintain in full force and effect all insurance policies maintained by SAGC on the date hereof; and

       (l) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of SAGC.

       (m) will promptly provide LVDG with copies of any and all reports or documents filed with the SEC.

                            ARTICLE 6
                      ADDITIONAL AGREEMENTS

  6.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, LVDG will provide SAGC and its Representatives and SAGC will provide LVDG and its Representatives, with full access, during business hours, to their respective premises and properties and their respective books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and each will cause its officers to furnish to the other and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as the other shall from time to time reasonably request.

  6.2 Registration Statement. As soon as reasonably practicable after the execution and delivery of this Agreement, SAGC and LVDG shall prepare and file with the SEC a registration and joint proxy statement on Form S-4 (the "Registration Statement"), which shall cover all of the shares of LVDG Common Stock to be issued in connection with the Merger, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. LVDG shall also take such actions as may be required under state blue sky or securities laws in connection with such issuance of shares of LVDG Common Stock in connection with the Merger. SAGC shall cooperate fully with LVDG and shall furnish LVDG with all information concerning SAGC and its shareholders and shall take all such other action as LVDG may reasonably request in connection with any such actions.

  6.3 Stockholders' Approvals. Promptly after the effectiveness of the Registration Statement and compliance with all state securities and blue sky laws, each of SAGC and LVDG shall take all action necessary to convene meetings of their respective stockholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith shall in a timely manner mail to the respective stockholders the Proxy Statement contained in the Registration Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and, if necessary, materials necessary for resoliciting proxies. Each of SAGC and LVDG will, through its respective Board of Directors, recommend to its respective stockholders approval of the transactions contemplated by this Agreement; provided that neither SAGC nor LVDG shall be obligated to make such recommendation, and either SAGC or LVDG may withdraw such recommendation if its Board of Directors receives an unsolicited written proposal to effect a merger, consolidation or other business combination, a sale of substantial assets or similar transaction involving it or any subsidiary or a sale of more than 25% of its outstanding capital stock (each of the foregoing referred to herein as an "Acquisition Proposal") which its Board of Directors or any committee thereof, in good faith and upon the advice of its independent financial advisor, determines to be more favorable to its stockholders than the transactions contemplated by this Agreement.

  6.4 Affiliates' Letters. SAGC shall deliver to LVDG, prior to the Closing, a letter identifying all persons who are, at the time the Merger is submitted to the aforesaid meeting of the stockholders of SAGC, "affiliates" of SAGC for purposes of Rule 145 under the Securities Act. SAGC shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver, at or prior to the Closing, a signed, written agreement to the effect that such person will not sell or otherwise transfer any shares of LVDG Common Stock issued to such person pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or other exemption from the registration requirements of the Securities Act.

  6.5 Reasonable Efforts; Etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, whether before or after the Effective Time, to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement; provided that the obligation of the parties to use reasonable efforts as required by this Section 6.5 shall not obligate any party to incur unreasonable costs or expenses.

  6.6 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article 7 or Article 8 hereof.

  6.7 Tax Consequences. From and after the Effective Time, none of the parties will take any position in or with regard to their respective Federal, state or local income tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization for Federal income tax purposes under Section 368(a)(2)(E) of the Code or with respect to the tax consequences contemplated thereby (including those related to the basis of stock and assets).

  6.8 Fair Price Statute. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, SAGC and LVDG and the members of their respective Board of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated thereby.

  6.9  Indemnification.

       (a) In the event the Merger shall become effective, then from and after the Effective Time, the Surviving Corporation (the "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an officer, director, employee or agent of SAGC or LVDG (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liability or judgment or amounts paid with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director, employee or agent of SAGC or LVDG, whether pertaining to any matter existing or occurring at or prior to the Effective Time, and whether asserted or claimed prior to, at, or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, including, without limitation, any Indemnified Liabilities arising under or out of any state or federal securities laws, in each case to the fullest extent permitted by law (the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking that may be required by law).

       (b) Any Indemnified Party wishing to claim indemnification under this Section 6.10 shall notify the Surviving Corporation promptly upon learning of any such claim, action, suit, proceeding or investigation (but the failure to notify an Indemnifying Party should not relieve it from any liability which it may have under this Section 6.9 except to the extent such failure prejudices such party).

       (c) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and his or her heirs and representatives.

  6.10 Quarterly Financial Statements. Prior to the Effective Time, LVDG and SAGC shall deliver to the other party as soon as available, but in any event no later than 45 days after the end of each quarterly period of its fiscal year (or such later period as may be permitted for the filing of quarterly financial statements under the Exchange Act), unaudited balance sheets and the related unaudited statements of income and retained earnings and unaudited statements of cash flows for each such quarter.

                            ARTICLE 7
              CONDITIONS TO THE OBLIGATIONS OF LVDG

  The obligation of LVDG to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by LVDG in its sole discretion):

  7.1 Representations and Warranties True. The representations and warranties of SAGC which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing SAGC shall have delivered to LVDG a certificate (signed on its behalf by its President and the Chief Financial Officer) to that effect with respect to all such representations and warranties.

  7.2 Performance. SAGC shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing SAGC shall have delivered to LVDG a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such obligations required to have been performed or complied with by SAGC on or before the Closing Date.

  7.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted
(i) by the requisite affirmative vote of the stockholders of LVDG and (ii) by the requisite affirmative vote of the stockholders of SAGC, in each case in accordance with applicable law.

  7.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

  7.5 Affiliates Letters. SAGC shall have obtained from each person who is an "affiliate" (as such term is defined in Rule 144 of the Securities Act) of SAGC an executed letter agreement in the form of Exhibit 6.4 hereto and shall have delivered such letter agreements to LVDG.

  7.6 Restrictive Legends. The transfer agent for LVDG shall have been instructed to place the following legend on each certificate representing shares of LVDG Common Stock issued to any "affiliate" of SAGC pursuant to the
Merger:

               "The sale or other transfer of the shares represented by this certificate is not permitted unless effected pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act of 1933, as amended."

  7.7 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced, with respect to the transactions contemplated hereby or with respect to SAGC which, in the reasonable judgment of LVDG's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of SAGC.

  7.8 Opinion of Counsel. SAGC shall have delivered to LVDG an opinion of counsel to SAGC, in a form to be agreed upon by the parties hereto.

  7.9 Appraisal Rights. The holders of more than ten percent (10%) of the issued and outstanding shares of SAGC Common Stock or ten percent (10%) or more of the issued and outstanding shares of LVDG Common Stock shall not have demanded appraisal rights in respect of the Merger, and no holder of SAGC Preferred Stock shall have demanded appraisal rights in respect of the Merger.

  7.10 Articles of Merger. SAGC shall have executed and delivered to LVDG counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Colorado and Nevada in connection with the Merger.

  7.11 Consents. SAGC and LVDG shall have obtained all necessary waivers, consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

                            ARTICLE 8
              CONDITIONS TO THE OBLIGATIONS OF SAGC

  The obligation of SAGC to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by SAGC in its sole discretion):

  8.1 Representations and Warranties True. The representations and warranties of LVDG contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date except for changes expressly permitted or contemplated by the terms of this Agreement, and at the Closing LVDG shall have delivered to SAGC a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

  8.2 Performance. LVDG shall have performed and complied in all material respects with all of its obligations under this Agreement which are required to be performed or complied with on or prior to the Closing Date, and at the Closing LVDG shall have delivered to SAGC a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with on or before the Closing Date.

  8.3 Authorization of Merger. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by (i) the requisite affirmative vote of the stockholders of SAGC, and (ii) by the requisite affirmative vote of the stockholders of LVDG, in each case in accordance with applicable law.

  8.4 Registration Statement; Blue Sky Laws. The Registration Statement shall have been declared effective under the Securities Act and shall not be subject to a stop order or any threatened stop order. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement shall have been obtained.

  8.5 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced, with respect to the transactions contemplated hereby or with respect to LVDG which, in the reasonable judgment of SAGC's Board of Directors, would have a material adverse effect on the transactions contemplated hereby or on the business of LVDG.

  8.6 Opinion of Counsel. LVDG shall have delivered to SAGC an opinion of counsel to LVDG, in a form to be agreed upon by the parties hereto.

  8.7 Tax Opinion. Counsel to SAGC, or counsel to LVDG, shall have rendered its opinion to SAGC concerning certain tax matters, in a form to be agreed upon the the parties hereto.

  8.8 Articles of Merger. LVDG shall have executed and delivered to SAGC counterparts of the Certificates of Merger to be filed with the Secretaries of State of the States of Colorado and Nevada in connection with the Merger.

  8.9 Consents. LVDG and SAGC shall have obtained all necessary waivers, consents, authorizations or approvals of, and made any necessary filings with, any governmental, public or self-regulatory body or authority or any other third party to the consummation of the transactions contemplated hereby, or executions therefrom or waivers thereof, and any requisite waiting period with respect thereto shall have expired.

  8.10 Inclusion on Nasdaq Stock Market. The LVDG Common Stock to be issued to the stockholders of SAGC pursuant to the Merger shall be listed for trading on the Nasdaq Small Cap Market, and there shall have been no involuntary trading halt, as of the Effective Time, of LVDG Common Stock imposed by the NASD.

                            ARTICLE 9
                           TERMINATION

  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of this Agreement and the transactions contemplated hereby by the stockholders of LVDG and/or
SAGC:

       (a) by the mutual written consent of the Boards of Directors of LVDG and SAGC;

       (b)  by either LVDG or SAGC

            (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been reasonably exhausted; or

            (ii) if the stockholders of SAGC and/or LVDG shall have failed to approve the Merger at the meetings referred to in Section 6.3;

  9.2 Notice of Termination. In the event LVDG or SAGC shall elect to terminate this Agreement pursuant to Section 9.1, it shall give written notice of such termination to the other party, which notice shall state the reasons for such termination.

  9.3 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except for Sections 10.6, 10.7 and 10.9, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                            ARTICLE 10
                     MISCELLANEOUS PROVISIONS

  10.1 Amendment. This Agreement may be amended by written agreement between LVDG and SAGC prior to the Effective Time, whether prior to or after approval hereof by the stockholders of SAGC and/or the stockholders of LVDG, but after any such approval no amendment shall be made to the exchange ratio pursuant to which outstanding shares of SAGC Common and Preferred Stock are converted into shares of LVDG Common and Preferred Stock pursuant to the Merger, without the further approval of such stockholders.

  10.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

  10.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 10.3):

       (a)  if to LVDG, to:

            Vaso Boreta, President
            Las Vegas Discount Golf & Tennis, Inc.
            5325 South Valley View Boulevard, Suite 10
            Las Vegas, Nevada 89118

       with copies to:

            Jon D. Sawyer, Esq.
            Krys Boyle Freedman & Sawyer, P.C.
            600 17th Street, Suite 2700 South Tower
            Denver, Colorado 80202-5427

       (b)  if to SAGC, to:

            Ronald S. Boreta, President
            Saint Andrews Golf Corporation
            5325 South Valley View Boulevard, Suite 4
            Las Vegas, Nevada 89118

       with copies to:

            Douglas A. Sykes, Esq.
            Overton Babiarz & Sykes, P.C.
            7720 East Belleview Avenue, Suite 200
            Englewood, Colorado  80111

  All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

  10.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

  10.5 No Third Party Beneficiaries. Except as provided in Section 6.11 hereof to the contrary, neither this Agreement nor any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

  10.6 Expenses. Each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby; provided, that if the Merger is consummated pursuant to this Agreement, all such expenses of SAGC incurred on behalf of SAGC in connection with the transactions contemplated hereby shall be the responsibility of the Surviving Corporation.

  10.7 Public Announcements. Promptly upon execution and delivery of this Agreement, SAGC and LVDG shall issue a joint press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by SAGC and LVDG, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to NASDAQ listed companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

  10.8 Brokers and Finders. LVDG and SAGC each represent and warrant to the other that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of either, other than fees payable to Quist Financial, Inc. for services rendered to LVDG and SAGC in connection with its valuation opinion.

  10.9 Further Agreements. The parties acknowledge and agree that if, following any breach of any of the representations and warranties of the parties set forth in this Agreement, the existence of which is disclosed in writing signed by the disclosing party and submitted to the non-breaching party prior to the Effective Time, and the parties thereafter nevertheless proceed to consummate the transactions contemplated hereby, it shall be conclusively presumed, in the absence of written agreement of the parties to the contrary, that the breach so disclosed has been waived by the non-breaching party and no party shall be liable therefor in damages, whether pursuant to this Agreement or otherwise.

  10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  10.11 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

  10.12 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article 1 hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the Colorado Act to the extent that the Colorado Act is applicable by its terms. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Court of the State of Nevada or any federal district court located in Nevada and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now hereafter have to object to such jurisdiction.

  10.13 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  10.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or equity.

  IN WITNESS WHEREOF, SAGC and LVDG have caused this Agreement to be duly executed and delivered as of the date first above written.

SAINT ANDREWS GOLF              LAS VEGAS DISCOUNT GOLF & TENNIS,
  CORPORATION                     INC.


By /s/ Ronald S. Boreta          By /s/ Vaso Boreta
   Ronald S. Boreta, President      Vaso Boreta, President

                           SCHEDULE 1.4
            LIST OF DIRECTORS OF SURVIVING CORPORATION

Vaso Boreta
Ronald Boreta
Robert R. Rosburg
William Kilmer
Motoharu Iue

                           SCHEDULE 1.5
            LIST OF OFFICERS OF SURVIVING CORPORATION

Vaso Boreta - Chairman of the Board
Ronald S. Boreta - President, Chief Executive Officer, Treasurer and Secretary Kevin B. Donovan - Vice President of New Business Development

                           SCHEDULE 3.1
                    LIST OF LVDG SUBSIDIARIES

1.     Saint Andrews Golf Corporation
2.     Las Vegas Discount Golf & Tennis Rainbow, Inc.
3.     Las Vegas Discount Golf & Tennis Development Corp.
4.     All-American SportPark, Inc.
5.     All-American Golf, LLC

                           SCHEDULE 3.2
                  LVDG - AUTHORIZATIONS REQUIRED
None

                           SCHEDULE 3.3

             LVDG - SCHEDULE OF OUTSTANDING OPTIONS,
                    WARRANTS AND OTHER RIGHTS

                                Number of                            Number
                                 Shares       Exercise             of Options
                              Under Option     Price     Status    Outstanding
                              ------------    --------   -------   -----------
Incentive Options Granted July 28, 1994:
  Brent W. Bogden                10,000        $0.80     Expired
  John F. Singleton, Sr.         10,000        $0.80     Expired
  Rogert W. Williamson           10,000        $0.80     Expired
  John Singleton III              5,000        $0.80           *      5,000
  Marlena A. Hill                 5,000        $0.80           *      5,000
  Richard J. Corby, Jr.           5,000        $0.80     Expired
  Paula McCormick                 5,000        $0.80     Expired
  Kevin Donovan                  10,000        $0.80           *     10,000
  Tom Rojas                      10,000        $0.80     Expired
  Ronald S. Boreta              138,000        $0.80           *    138,000

                     TOTAL      208,000

Non-Qualified Options Granted July 28, 1994:
  John Boreta                   130,000        $0.80           *    130,000
  Theodore V. Abbruzzese         10,000        $0.80           *     10,000
  Ronald S. Boreta              143,000        $0.80           *    143,000

                      TOTAL     283,000

Incentive Options Granted January 27, 1995:
  Wayne Abraham                  10,000       $1.625     Expired

Incentive Options Granted July 5, 1995:
  Robert Finley                   1,000        $1.35          **      1,000
_________________________

*  Exercisable until 7/28/99
**Exercisable until 7/5/00

                           SCHEDULE 3.4
              LVDG - CHANGES IN FINANCIAL CONDITION

Ron Boreta has converted the 512,799 shares of preferred stock he owned into 512,799 shares of LVDG common stock.

                           SCHEDULE 3.5
                  LVDG - UNDISCLOSED LIABILITIES
None

                           SCHEDULE 3.7
                        LVDG - TAX MATTERS
None

                           SCHEDULE 3.8
                       LVDG - REAL PROPERTY
None

                           SCHEDULE 3.9
                        LVDG - FACILITIES

  LVDG leases approximately 15,500 square feet of warehouse space and approximately 6,000 square feet of office space at 5325 South Valley View Boulevard, Suite 10, Las Vegas, Nevada, at an aggregate monthly rent of approximately $13,700 from Vaso Boreta. The rent is adjustable annually based on increases in the consumer price index and the lease expires January 31, 2005. Beginning July 1, 1996, SAGC was allocated 67% of the rent and LVDG was allocated 33% of the rent. In February 1997, LVDG subleased a majority of the warehouse space and approximately one-half of the office space to the purchaser in the asset sale.

  LVDG has a retail store at 2200 Rainbow Boulevard South in Las Vegas, Nevada. The store is located in leased space in a small shopping center in a growing area of Las Vegas. The space covers 5,600 square feet of space, and is leased from an unaffiliated party for $7,000 per month plus cost of living adjustments, real estate taxes and other expenses. The lease expires in August 2000.

  SAGC and a subsidiary have entered into leases for 65 acres of land in Las Vegas, Nevada. The leases are described in Schedule 4.9.

                          SCHEDULE 3.11
                    LVDG - INSURANCE POLICIES

1. LVDG is one of the insured parties under an umbrella insurance policy with Travelers Insurance which covers the corporate offices in addition to LVDG's Rainbow store and Voss Boreta's store on Paradise.

                          SCHEDULE 3.12
                        LVDG - AGREEMENTS

1.     Lease Agreement with Vaso Boreta, as amended
2.     Employment Agreement with Vaso Boreta, as amended
3.     License Agreement with Vaso Boreta
4.     Agreement between the Company and Saint Andrews Golf Corporation
5.     License Agreement between the Company and Saint Andrews Golf
       Corporation
6. Lease Agreement with A&R Management and Development Co., et al., and Sublease to Las Vegas Discount Golf & Tennis, Inc.
7. Lease Agreement with Vaso Boreta, as amended, and Assignment to Las Vegas Discount Golf & Tennis, Inc.

See also Schedule 4.12 for Agreements of SAGC.

                          SCHEDULE 3.13
                  LVDG - INTELLECTUAL PROPERTIES

  SAGC has filed an "intent to use" trademark application for "All-American SportPark" and a related design and Slugger Stadium.

  LVDG has filed "intent to use" trademark applications with regard to the "St. Andrews" name and related designs with respect to mens' and womens' clothing and certain golf equipment and accessories.

  The trademarks "Las Vegas Discount Golf & Tennis, Inc." and "St.
Andrews" on golf club bags, are registered on the principal register of the United States Patent and Trademark Office as well as in Canada and in the State of Nevada. These were owned by LVDG.

  LVDG also has common law trademark and tradename rights in "Saint
Andrews" to the extent that it has used the mark as applied to goods or as a corporate source identifier.

  On August 1, 1994, LVDG entered into a license agreement with SAGC pursuant to which LVDG granted a license to SAGC to use all trademarks, tradenames and other commercial symbols that were owned by LVDG and licensed to franchisees of Saint Andrews. Included in this license were the following:

(a)  Las Vegas Discount Golf & Tennis - name (Reg. No. 1,482,753)
(b)  Las Vegas Discount Golf & Tennis - logo ( Reg. No. 1,350,039)
(c) St. Andrews - name and design (Reg. No. 1,303,946) and related applications
(d)  Saint Andrews
(e)  Birdie Golf
(f)  Royal Scot

  In February 1997, the rights to the trademarks "Las Vegas Discount Golf
& Tennis" and "Birdie Golf" were assigned to the purchaser in connection with the sale of the franchise business. The purchaser of the assets granted back to Boreta Enterprises, Ltd. a perpetual license to use the name Las Vegas Discount Golf & Tennis for retail equipment stores in the State of Nevada, south of a line between Pahrump, Nevada and Mesquite, Nevada, except for Summerlin, Nevada. Boreta Enterprises, Ltd. has agreed to allow LVDG's retail store on Rainbow Boulevard in Las Vegas to continue to use the name Las Vegas Discount Golf & Tennis.

                          SCHEDULE 3.14
                          LVDG - PERMITS
None.

                          SCHEDULE 3.15
                        LVDG - LITIGATION

  In 1995, Giant Ride, Inc. filed suit in the District Court of Clark County, Nevada, against SAGC claiming that SAGC has breached a contract to purchase a giant slide for Saint Andrews' Las Vegas SportPark. Giant Ride, Inc. is seeking an unspecified amount of damages. SAGC denies that it had a contract to purchase such a slide.

                          SCHEDULE 3.17
               LVDG - TRANSACTIONS WITH AFFILIATES

  LVDG owns 66.7% of the outstanding Common Stock of SAGC. SAGC is registered under Section 12(g) of the Exchange Act.

  Effective August 1, 1994, LVDG granted SAGC a license to use all of its trademarks, trade names and other commercial names and symbols for so long as such trademarks, trade names and other commercial names and symbols are being used by SAGC.

  Certain facilities used by LVDG and SAGC are leased by the Company from Vaso Boreta. LVDG leases approximately 15,500 square feet of warehouse space and 6,000 square feet of office space from Mr. Boreta at a base monthly rent of approximately $13,700.

  LVDG owns a retail store in Las Vegas and LVDG and a store owned by Vaso Boreta share advertising costs in the Las Vegas market and on an equal basis.

  See LVDG's Form 10-KSB for additional disclosures concerning transactions with affiliated persons.

                          SCHEDULE 3.20
                  LVDG - EMPLOYEE BENEFIT PLANS

1989 Stock Option Plan (LVDG)
1991 Stock Option Plan (LVDG)
Employee Retirement and Savings Program (401(k))
Supplemental Retirement Plan
1994 Stock Option Plan (SAGC)
Medical Insurance with Sierra Health

                           SCHEDULE 4.1
                    LIST OF SAGC SUBSIDIARIES

1.     All-American SportPark, Inc.
2.     All-American Golf, LLC

                           SCHEDULE 4.2
                  SAGC - AUTHORIZATIONS REQUIRED

  The Investment Agreement between SAGC and Three Oceans, Inc. dated July 29, 1996, prevents SAGC from effecting a merger without the prior written consent of Three Oceans, Inc. SAGC has obtained such consent.

  The Membership Interest Security Agreement between SAGC and Callaway
Golf Company could be interpreted to require the prior written consent of Callaway Golf Company to the merger, but it is the opinion of SAGC that such consent is not required.

                           SCHEDULE 4.3

             SAGC - SCHEDULE OF OUTSTANDING OPTIONS,
                    WARRANTS AND OTHER RIGHTS

OPTIONS:
                                         # of
Date                             Type    Shares              Expiration
 of                               of     Under     Exercise    Date or
Grant        Name of Grantee     Option   Option     Price      Status
-------     ------------------  ------  -------    --------  ----------
8/8/94       Charles Hohl         NQSO    40,000      $5.00     8/7/99
7/29/96      Three Oceans, Inc.   NQSO   250,000    $3.0625     7/29/01
6/9/97       Vaso Boreta          NQSO   110,000    $3.0625     8/7/99
             Ronald S. Boreta     NQSO   110,000    $3.0625     8/7/99
             Glenn Raynes         NQSO    10,000    $3.0625     8/7/99
             Robert R. Rosburg    NQSO     5,000    $3.0625     8/7/99
             William Kilmer       NQSO     5,000    $3.0625     8/7/99
             Kevin Donovan        ISO     10,000    $3.0625     4/16/01
             Robert Finley        ISO      1,000    $3.0625     4/16/01
             John Hoover          ISO     10,000    $3.0625     4/16/01
             Ronald S. Boreta     NQSO   125,000    $3.0625     4/16/01
             Joel Rubenstein      NQSO    10,000    $3.0625     4/16/01
             Ted Abbruzzese       NQSO    10,000    $3.0625     4/16/01
             Ronald S. Boreta     NQSO   200,000    $3.0625     4/24/01
             Jeff Gordon          NQSO              $3.0625     4/24/01
             Hal Price            NQSO    10,000(1) $3.0625     4/24/01
                                          1,000

WARRANTS:
                                     Shares of
                                    Common Stock   Exercise
                                     Underlying      Price      Expiration
            Type                      Warrants     Per Share       Date
---------------------------------   ------------   ---------    ----------
Class A Warrants                       500,000        $6.50        3/16/98
Representatives' Class A Warrants       50,000        $7.80        3/16/98
Representatives' Warrants              100,000        $5.40       12/12/99

PREFERRED STOCK:

            Series                    Shares of Common
                                      Stock Underlying     Conversion
                                          Preferred            Rate
------------------------------------   ----------------    ------------
Series A Convertible Preferred Stock     500,000           One for One

                           SCHEDULE 4.4
              SAGC - CHANGES IN FINANCIAL CONDITION
None

                           SCHEDULE 4.5
                  SAGC - UNDISCLOSED LIABILITIES
None

                           SCHEDULE 4.7
                        SAGC - TAX MATTERS
None

                           SCHEDULE 4.9
                        SAGC - FACILITIES

  SAGC currently occupies approximately 2,360 square feet of office space and 2,857 square feet of warehouse space at 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada, and pays monthly rent of $2,944. The space is leased from Voss Boreta. The rent is adjustable annually based on increases in the consumer price index and the lease expires January 31, 2005.

  On June 20, 1997, SAGC entered into a lease for approximately 24 acres of land in Las Vegas, Nevada, on which it intends to build the Sports Entertainment Complex portion of its SportPark. In addition, All-American Golf, LLC entered into a lease for approximately 41 acres of land where the Callaway Golf Center is being built.

                          SCHEDULE 4.11
                    SAGC - INSURANCE POLICIES

     1. SAGC is one of the insured parties under an umbrella policy with Travelers Insurance which covers the corporate offices in addition to LVDG's Rainbow store and Voss Boreta's golf store on Paradise. The policy covers loss from fire and other causes and includes liability insurance.

     2. SAGC pays an annual bond for the State Industrial Insurance system for workmen's compensation.

     3.   SAGC has insurance on its vehicles.

                          SCHEDULE 4.12
                        SAGC - AGREEMENTS

     1.   Employment Agreement with Ronald S. Boreta.

     2.   Employment Agreement with Kevin Donovan.

     3. Lease Agreement with A&R Management and Development Co., et al., and Sublease to Las Vegas Discount Golf & Tennis, Inc.

     4. Lease Agreement with Vaso Boreta, as amended, and Assignment to Las Vegas Discount Golf & Tennis, Inc.

     5.   Letter Agreement with Oracle One Partners, Inc.

     6.   Agreement with Major League Baseball Properties, Inc.

     7. License Agreement with National Association for Stock Car Auto Racing, Inc., dated August 1, 1995

     8. Concept Development and Trademark Agreement with Callaway Golf Company dated May 23, 1995

     9.  Investment Agreement with Three Oceans, Inc.

    10. Indenture of Lease Agreement between Urban Land of Nevada and All-American SportPark, Inc.

     11. Indenture of Lease between Urban Land of Nevada and All-American Golf Center, LLC

     12. Operating Agreement for All-American Golf, LLC, a limited liability company

     13. Agreement dated September 30, 1997 with Boreta Enterprises, Ltd.

     14. Sponsorship Agreement with Pepsi-Cola Company dated December 4, 1997.

                          SCHEDULE 4.13
                  SAGC - INTELLECTUAL PROPERTIES

  SAGC has filed an "intent to use" trademark application for "All-American SportPark" and a related design and "Slugger Stadium". LVDG has filed "intent to use" trademark applications with regard to the "St. Andrews" name and related designs with respect to mens' and womens' clothing and certain golf equipment and accessories.

  On August 1, 1994, LVDG entered into a license agreement with SAGC pursuant to which LVDG granted a license to SAGC to use all trademarks, tradenames and other commercial symbols that were owned by LVDG and licensed to franchisees of Saint Andrews. Included in this license were the following:

(a)Las Vegas Discount Golf & Tennis - name (Reg. No. 1,482,753)
(b)Las Vegas Discount Golf & Tennis - logo ( Reg. No. 1,350,039)
(c)St. Andrews - name and design (Reg. No. 1,303,946) and related applications
(d)Saint Andrews
(e)Birdie Golf
(f)Royal Scot

  In February 1997, the rights to the trademarks "Las Vegas Discount Golf
& Tennis" and "Birdie Golf" were assigned to the purchaser in connection with the sale of the franchise business.

  During September 1997, SAGC agreed to sell its rights to the St. Andrews name to Boreta Enterprises, Ltd. for a $20,000 two year promissory note since the Company no longer intends to engage in the business of selling golf equipment and apparel.

                          SCHEDULE 4.14
                          SAGC - PERMITS

Below are listed the steps completed by SAGC related to the All-American SportPark in Las Vegas.

                        TECHNICAL STUDIES

       Traffic Study                 Completed-September 3, 1996
       Hydrology Study               Completed-February 7, 1997
       Geo-Technical Study           Completed-October 18, 1996
       Environmental Impact Study    Not required

                ZONING AND CONDITIONAL USE PERMIT
                    APPLICATION AND APPROVALS

  Clark County Department of Comprehensive Planning

     Zone Charge Application         Completed-August 14, 1996
     Condition Use Permit            Approved, Conditional Approval-
                                     January 17, 1997
     Code Variance Application       Completed-February 7, 1997
     Vacation of Public Right of Way Approved, Conditional Approval-
                                     January 17, 1997

            FAA-DOA PERMIT APPLICATIONS AND APPROVALS

     FAA Notice of Proposed Construction    Completed-December 9, 1997
     or Alteration                          Approved, Conditional
                                            Approval-February 7, 1997
     Clark County Department of Aviation    Completed-February 8, 1997
     McCarren Airport (Directors Permit)    Approved, Conditional
                                            Approval-February 18, 1997

               NEVADA DEPARTMENT OF TRANSPORTATION
(Rights of Way, Dedications, Easements) Applications and Approvals

     Abandonment of State Right of Way      Submitted-January 23, 1997
                                            Approved, Conditional Approval-
                                            January 17, 1997
                                            Recorded-May 21, 1996

                          SCHEDULE 4.14
                          SAGC - PERMITS
                           (Continued)

                           PUBLIC WORKS

     Off-Site Improvements Agreement        Agreement-Dated February 21, 1997
     Improvement Plans                      Submitted-September 21, 1996 HTE
                                            #96-271-27136
                                            Approved-Pending Review by Clark
                                            County Building Department

                 LAS VEGAS VALLEY WATER DISTRICT

     Application for Water Plan Review  Accepted for review-February 10, 1997

                          SCHEDULE 4.15
                        SAGC - LITIGATION

     In 1995, Giant Ride, Inc. filed suit in the District Court of Clark County, Nevada, against SAGC claiming that SAGC has breached a contract to purchase a giant slide for Saint Andrews' Las Vegas SportPark. Giant Ride, Inc. is seeking an unspecified amount of damages. SAGC denies that it had a contract to purchase such a slide.

                          SCHEDULE 4.17
               SAGC - TRANSACTIONS WITH AFFILIATES

     LVDG owns 66.7% of SAGC's outstanding common stock. Vaso Boreta, SAGC's Chairman of the Board, is an Officer, Director and principal shareholder of LVDG. Ronald S. Boreta, President and a Director of SAGC, is a Director and principal shareholder of LVDG. Robert S. Rosburg and William Kilmer, Directors of SAGC, are also Directors of LVDG. In addition, John Boreta, the son of Vaso Boreta and the brother of Ronald S. Boreta, is a principal shareholder of LVDG.

     SAGC has extensive transactions with LVDG, LVDG's other subsidiaries, and Voss Boreta's Las Vegas store.

     SAGC occupies approximately 2,360 square feet of office space and 2,857 square feet of warehouse space at 5325 South Valley View Boulevard, Suite 4, Las Vegas, Nevada. The space is leased from Voss Boreta and the monthly rent is $2,944.

     During September 1997, SAGC agreed to sell its right to the St. Andrews name to Boreta Enterprises, Ltd. for a $20,000 two-year promissory note since SAGC no longer intends to engage in the business of selling golf equipment or apparel.

     See SAGC's Form 10-KSB for additional disclosures concerning transactions with affiliated persons.

                          SCHEDULE 4.20
                  SAGC - EMPLOYEE BENEFIT PLANS

Employee Retirement and Savings Program (401(k))
Supplemental Retirement Plan
1994 Stock Option Plan